Exhibit 99.10

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

SPECIAL MEETING OF STOCKHOLDERS , 2021 This Proxy is Solicited On Behalf Of The Board Of Directors
Vote Your Proxy by mail: Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED ▲ THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5 AND 6

	FOR	AGAINST	ABSTAIN
Proposal 1—Business Combination Proposal	☐	☐	☐
To approve the transactions contemplated under the Agreement and Plan of Merger, dated as of March 5, 2021, as amended by that certain First Amendment to Agreement and Plan of Merger dated [ ], 2021 (as amended, the “Merger Agreement”), by and among NewHold Investment Corp., NHIC Sub Inc., a Delaware corporation and wholly-owned subsidiary of NHIC and Evolv Technologies, Inc.

	FOR	AGAINST	ABSTAIN
Proposal 2—Charter Approval Proposal	☐	☐	☐
To approve the Amended and Restated Certificate of Incorporation of NewHold, to, among other things, change NHIC’s name to “Evolv Technologies Holdings, Inc.,” amend certain provisions related to authorized capital stock, the required vote to amend the charter and bylaws, and director removal, and to divide the board of directors into three classes, with one class of directors being elected in each year and each class (except for those directors appointed to our first annual meeting of stockholders) serving a three-year term.

	FOR	AGAINST	ABSTAIN
Proposal 3—The Stock Plan Proposal	☐	☐	☐
To approve the Evolv Technologies Holdings, Inc. 2021 Incentive Award Plan.

	FOR	AGAINST	ABSTAIN
Proposal 4—The Employee Stock Plan Proposal	☐	☐	☐
To approve the Evolv Technologies Holdings, Inc. 2021 Employee Stock Purchase Plan

	FOR	AGAINST	ABSTAIN
Proposal 5 – The Nasdaq Proposal	☐	☐	☐
To approve: (i) for purposes of complying with Nasdaq Listing Rule 5635 (a) and (b), the issuance of more than 20% of the issued and outstanding shares of NewHold common stock and the resulting change in control in connection with the Merger, and (ii) for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the common stock in connection with the PIPE Investment upon the consummation of the Business Combination.

	FOR	AGAINST	ABSTAIN
Proposal 6—Adjournment Proposal	☐	☐	☐
To consider and vote upon a proposal to approve the adjournment of the Meeting by the chairman thereof to a later date, if necessary, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing Proposals, in the event NHIC does not receive the requisite stockholder vote to approve the Proposals. This proposal is called the “Adjournment Proposal” or “Proposal 6.”

CONTROL NUMBER

Signature __________________________________Signature, if held

jointly______________________________     Date     , 2021.

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Availability of Proxy Materials

for the Special Meeting to be held on                 , 2021:

This notice of meeting, and the accompanying proxy statement

are available at [            ]

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

NEWHOLD INVESTMENT CORP.

12141 Wickchester Ln., Suite 325
Houston, Texas 77079

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON

                , 2021

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders (the “Special Meeting”) and accompanying proxy statement/prospectus, dated                 , 2021, in connection with the Special Meeting to be held on                 , 2021 at __:__ a.m. Eastern time, via webcast at http://[●], and hereby appoints ____________and ________, and each of them (with full power to act alone), the attorneys-in-fact and proxies of the undersigned, with full power of substitution to each, to vote all shares of the Common Stock, of NewHold Investment Corp.. (the “Company”), registered in the name provided, which the undersigned is entitled to vote at the Special Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposal set forth in the proxy statement/prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS NOS. 1, 2, 3, 4, 5 AND 6.

(Continued and to be marked, dated and signed, on the other side)